Exhibit 99.2

THE CHILDREN'S PLACE APPOINTS PAMELA B. WALLACK TO THE NEWLY CREATED
POSITION OF PRESIDENT GLOBAL PRODUCT

SECAUCUS, N.J., May 18, 2017—The Children’s Place, Inc. (Nasdaq:PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced the appointment of Pamela B. Wallack to the newly created position of President Global Product, effective immediately. Ms. Wallack will report directly to Jane Elfers, President and CEO, and will assume responsibility for Global Merchandising, Design, Sourcing and Production.

Jane Elfers, President and CEO commented, "Pam Wallack is one of the most talented childrenswear executives in the country. Her success as President of Gap Kids & Baby, coupled with her years of product development and merchandising experience at Kids “R” Us and Babies “R” Us, makes her ideally suited to lead these key product functions at The Children's Place.”

Ms. Elfers continued, “As we look to the future, developing and implementing a best in class Personalized Customer Contact Strategy is our single biggest opportunity. Given the ongoing shift to digital commerce, our digitally savvy millennial Mom, our consistently strong operating results, and the changes in competitor dynamics, we have made the decision to significantly accelerate the development and implementation of this substantial opportunity. With Pam’s arrival, I can now devote significantly more time to delivering the financial benefits associated with our Personalized Customer Contact Strategy.”

Ms. Wallack said, "I have watched the remarkable transformation of The Children's Place over the past several years and I am excited to partner with Jane, and the best in class management team she has assembled, to continue to build upon the company's impressive track record."

Over the course of Ms. Wallack’s distinguished career, she has held several senior level positions at major retailers, including: David’s Bridal, Inc., where she served as President and CEO, and Gap Inc., where she served as EVP of Gap Global Creative Center responsible for developing all product assets for the global Gap brand, President of Gap Women’s/Men’s and Body, and President of Gap Kids & Baby. Ms. Wallack received her BS from the University of Vermont.

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of April 29, 2017, the Company operated 1,033 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 156 international points of distribution open and operated by its 6 franchise partners in 18 countries.

Forward Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s positioning, and forecasts regarding store openings and earnings per diluted share from continuing operations. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2017. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy which continue to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from foreign sources of supply in less developed countries or politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693

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